SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                             May 31, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.  Regulation FD Disclosure

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On May 31, 2005, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Response to Ninth Circuit Court of Appeals Decision

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today issued the following statement in response to the United States Court of Appeals for the Ninth Circuit decision in the Ross-Simmons Hardwood Lumber Co. case.

"We are very disappointed with the opinion of the Ninth Circuit appellate panel. It remains our position that our conduct has been lawful and fully consistent
with the standards set by the United States Supreme Court.   We believe that
this panel of the Ninth Circuit failed to follow appropriate Supreme Court precedent, so we will seek further review."

The Ross-Simmons case is one of a series of lawsuits relating to Weyerhaeuser's Northwest Hardwoods business awaiting trial or on appeal.

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Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 2004, sales were $22.7 billion. It has offices or operations in 19 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.
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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							WEYERHAEUSER COMPANY

						By	_/s/ Steven J. Hillyard
	                              Its:  Vice President and
                                          Chief Accounting Officer


Date:  June 1, 2005